UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 27, 2006

ITEC ENVIRONMENTAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

311705310
(IRS Employer Identification No.)

693 Hi Tech Parkway, Suite 3, Oakdale, CA 95361
(Address of principal executive offices)(Zip Code)

(209) 863-8076
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors

(b) On February 28, 2006, George Kanakis and Jeff Chartier resigned their positions on the Board of Directors of Itec Environmental Group, Inc., a Delaware corporation (the “Company”). Mr. Kanakis and Mr. Chartier have decided to resign for personal reasons, which do not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company. Mr. Kanakis and Mr. Chartier did not serve on any subcommittees of the Board.

(d) On February 27, 2006, Lawrence A. Krause was appointed to the Board of Directors of Itec Environmental Group, Inc., a Delaware corporation (the “Company”).

Mr. Krause has over 30 years experience in the financial industry and is president of Lawrence A. Krause & Associates, Inc. Lawrence A. Krause & Associates, Inc. is a registered investment advisor and is composed of certified financial planners. Their and his experiences encompass securities, investment banking, real estate, business consulting, estate planning, education planning, retirement planning and tax planning. Mr. Krause is recognized as a leader in the field of financial and investment planning and has been named “Financial Planner of the Year” by his peers in San Francisco and on several occasions has been called “one of the nation’s leading financial planners” by the New York Times. Mr. Krause founded one of the first comprehensive financial planning departments in the United States for a major brokerage firm. Mr. Krause has extensive experience as a partner of limited partnership and managing member of limited liability corporate investment funds. Mr. Krause has been and currently remains as a general partner in limited partnerships and a managing member in limited liability companies which have invested in opportunities such as oil and gas, venture capital, equipment leasing, real estate and proprietary manufacturing. Mr. Krause received his B.A. from State University of Iowa, and has also received a CFP (Certified Financial Planner) and CSA (Certified Senior Advisor).

On February 27, 2006, David M. Otto was appointed to the Board of Directors of the Company.

Mr. Otto is a Seattle-based attorney and the President of The Otto Law Group, PLLC. Mr. Otto’s practice is focused on corporate finance, securities, mergers & acquisitions, corporate law and governance. Mr. Otto began his practice on Wall Street in New York City in 1987 with the Hughes, Hubbard and Reed law firm, where he concentrated on significant corporate leveraged buyout and takeover transactions and equity and debt offerings for investment banks, venture capital firms and Fortune 1000 companies. In 1991, Mr. Otto moved to Seattle in order to dedicate his extensive experience to entrepreneurs, technology innovators, start-up and emerging growth businesses. In July 1999, Mr. Otto founded the Otto Law Group PLLC in Seattle. Mr. Otto is a Director of Vocalscape Networks, Inc., SinoFresh Healthcare, Inc., TechAlt, Inc., Avisere, Inc., and Saratoga Capital Partners, Inc. He is a member of the American Bar Association Committee on the Federal Regulation of Securities, Subcommittee on the 1933 Act and Chairman of the Legislation Subcommittee of the ABA’s Venture Capital and Private Equity Committee. Mr. Otto is admitted to practice law in New York and Washington. Mr. Otto earned an AB from Harvard University and a JD from Fordham University School of Law.

The Otto Law Group, PLLC, has acted as corporate counsel for the Company since July 7, 2004.

The Company does not currently maintain any committees of the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEC ENVIRONMENTAL GROUP, INC.
(Registrant)

/s/ Gary DeLaurentiis
By: Gary DeLaurentiis
Its: President and CEO

Date: February 28, 2006